UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 17, 2018 (August 17, 2018)

Global Medical REIT Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-37815	46-4757266
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, Suite 440

Bethesda, MD

20814

(Address of Principal Executive Offices)
(Zip Code)

(202) 524-6851

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Sales Agreement

On August 17, 2018, Global Medical REIT Inc. (the “Company”), Inter-American Management LLC, the Company’s external advisor, and Global Medical REIT L.P., the Company’s operating partnership, entered into a Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co. (“Cantor”), B. Riley FBR, Inc. (f/k/a FBR Capital Markets & Co.) (“FBR”), BMO Capital Markets Corp., D.A. Davidson & Co., H.C. Wainwright & Co., LLC, The Huntington Investment Company and Robert W. Baird & Co. Incorporated (the “Agents”), pursuant to which the Company may offer and sell, from time to time, through the Agents, shares of the Company’s common stock, $0.001 par value per share, with gross proceeds up to an aggregate dollar amount of $50,000,000 (the “Shares”). This aggregate offering amount of shares of the Company’s common stock includes any shares that have already been sold by Cantor Fitzgerald & Co. and B. Riley FBR, Inc. through August 17, 2018 pursuant to existing sales agreements with the Company that were terminated concurrently with the execution of the Sales Agreement.

Pursuant to the Sales Agreement, the Shares may be offered and sold through the Agents in transactions deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, including sales made directly on or through the New York Stock Exchange or any other existing trading market for the Company’s common stock. Under the Sales Agreement, the Agents will be entitled to compensation of up to 3.0% of the gross proceeds from the sale of the Shares that are sold through the Agents. The Company has no obligation to sell any of the Shares under the Sales Agreement and may at any time suspend solicitations of offers to buy the Shares and offers to sell the Shares under the Sales Agreement.

The Shares will be issued pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-217360). The Company filed a prospectus supplement, dated August 17, 2018, to the prospectus, dated June 19, 2017, with the United States Securities and Exchange Commission in connection with the offer and sale of the Shares from time to time in the future. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The foregoing description is qualified in its entirety by reference to the full text of the Sales Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

In connection with the filing of the Sales Agreement, Venable LLP has provided the Company with an opinion regarding the legality of the Shares. A copy of the opinion is attached to this Current Report on Form 8-K as Exhibit 5.1 and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On August 17, 2018, the parties to those certain sales agreements between the Company, Inter-American Management LLC and Global Medical REIT L.P., on the one hand, and each of Cantor and FBR, on the other hand, each dated as of August 25, 2017 (the “Prior Sales Agreements”) executed a notice terminating the Prior Sales Agreements by mutual consent of the parties pursuant to Section 11(e) of the Prior Sales Agreements, effective as of the close of business on August 17, 2018.

Item 9.01	Financial Statement and Exhibits.

(d)	Exhibits
Exhibit No.	Description
1.1	Sales Agreement, dated August 17, 2018 by and among the Company, Global Medical REIT L.P. and Inter-American Management LLC, on the one hand, and Cantor Fitzgerald & Co., B. Riley FBR, Inc., BMO Capital Markets Corp., D.A. Davidson & Co., H.C. Wainwright & Co., LLC, The Huntington Investment Company and Robert W. Baird & Co. Incorporated, on the other hand
5.1	Opinion of Venable LLP
23.1	Consent of Venable LLP (included in exhibit 5.1)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Medical REIT Inc.

	By:	/s/ Jamie A. Barber
Jamie A. Barber
Secretary and General Counsel

Dated: August 17, 2018

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